Exhibit 99.1

For Further Information Contact:
David Renauld
Vice President, Corporate Affairs
(413) 665-8551

FOR IMMEDIATE RELEASE
May 3, 2005

TERABEAM WIRELESS ANNOUNCES FINANCIAL RESULTS
FOR ITS FIRST QUARTER 2005

        FALLS CHURCH, VA, May 3, 2005 – Terabeam Wireless, the business name of YDI Wireless, Inc. (NASDAQ:YDIW), a leading developer and supplier of broadband wireless solutions, today announced its financial results for the first quarter ended March 31, 2005.

        Revenue for the quarter ended March 31, 2005 was $6.6 million, an increase of approximately 14% from the revenue of $5.8 million for the quarter ended December 31, 2004 and an increase of approximately 10% from the revenue of $6.0 million for the quarter ended March 31, 2004. The increase from the prior year’s comparable quarter resulted primarily from three factors: a full quarter of combined operations with the three companies Terabeam Wireless acquired in the second quarter of 2004, the introduction and sales of new point-to-multipoint products and related peripherals with added features and benefits, and results from our strategic focus of increasing our sales to international markets, established carriers, and government entities.

        The net loss for the quarter ended March 31, 2005 was $970,000 ($0.04 per share-diluted) compared to net income of $2.3 million ($0.10 per share-diluted) for the quarter ended December 31, 2004 and net income of $303 thousand ($0.02 per share-diluted) for the quarter ended March 31, 2004. The net income for the quarter ended December 31, 2004 included a one-time gain of $3.7 million from the sale of Phazar stock. The net income for the quarter ended March 31, 2004 included a one-time gain of $500,000 from the sale of legacy intellectual property. These results reflect a significant and continued reduction in the operating loss that resulted from the three companies Terabeam Wireless acquired in the second quarter of 2004.

        As of March 31, 2005, Terabeam Wireless had current assets in excess of $49.4 million, total liabilities of less than $9.7 million, and stockholders’ equity of over $65.0 million.

        Robert Fitzgerald, YDI’s Chief Executive Officer, stated, “We are very encouraged by the initial results of our market expansion initiatives. Our primary focus remains top line growth. Margins remain robust, our operating efficiencies have improved dramatically, and the primary factor in our quest to return to profitability will be our ability to grow revenues. We have several significant products under development that we think will keep us in the forefront of product offerings. While we are seeing improvements in the markets for our products, we still see significant oversupply in the broadband wireless access industry and anticipate further consolidation in the market. We are actively considering acquisitions that can help us to solidify our position.”

Terabeam Wireless Announces Financial Results
For Its First Quarter 2005
May 3, 2005

Conference Call Information

        Terabeam Wireless will host a conference call to discuss this release, financial results, developments at the company, and other matters of interest to investors and others on May 4, 2005 starting at 8:30 a.m. Eastern Time. The discussion may include forward-looking information.

        To participate in this conference call, please dial 800-930-1344 (or 312-461-0644 for international callers), confirmation code 2676043 for all callers, at least five minutes before start time. The conference call will also be broadcast live over the Internet. Investors and others are invited to visit Terabeam Wireless’ website at http://www.terabeam.com/corporate to access this broadcast. Replays will be available telephonically for approximately one week by dialing 888-203-1112 for domestic callers and 719-457-0820 for international callers, confirmation code 2676043 for all callers, and over the Internet for approximately 90 days at Terabeam Wireless’ website at http://www.terabeam.com/corporate.

About Terabeam Wireless
Terabeam Wireless is the business name of YDI Wireless, Inc. Terabeam Wireless is a world leader in providing extended range, license-free wireless data equipment and is a leading designer of turnkey long distance wireless systems ranging from 9600 bps to 1.42 Gbps for applications such as wireless Internet, wireless video, wireless LANs, wireless WANs, wireless MANs, and wireless virtual private networks. Additional information about Terabeam Wireless as well as its complete product line can be found at the company’s website located at http://www.terabeam.com or by contacting the company by telephone at 413-665-8551 or by email at IR@terabeam.com.

Safe Harbor Statement
Statements in this press release that are not statements of historical facts are forward-looking statements that involve risks, uncertainties, and assumptions. Terabeam Wireless’ actual results may differ materially from the results anticipated in these forward-looking statements. The forward-looking statements involve risks and uncertainties that could contribute to such differences including those relating to the downturn and ongoing uncertainty in the telecommunications industry and larger economy; the intense competition in Terabeam Wireless’ industries and resulting impacts on its pricing, gross margins, and general financial performance; difficulties in predicting Terabeam Wireless’ future financial performance; difficulties or delays in developing and supplying new products with the contemplated or desired features, performance, cost, price, and other characteristics; and the impacts and effects of any strategic transactions we may evaluate or consummate. Further information on these and other factors that could affect Terabeam Wireless’ actual results is and will be included in filings made by Terabeam Wireless from time to time with the Securities and Exchange Commission and in its other public statements.

– Financial Tables follow –

Terabeam Wireless Announces Financial Results
For Its First Quarter 2005
May 3, 2005

YDI WIRELESS, INC.
CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31, 2005	December 31, 2004
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$34,984	$35,368
Investment securities - available-for-sale	3,584	5,369
Accounts receivable, net	2,884	2,972
Refundable income taxes	2	151
Inventory	7,533	7,442
Prepaid expenses	499	253

Total current assets	49,486	51,555

Property and equipment, net	2,456	2,511

Other Assets:
Restricted cash	5,138	5,136
Goodwill	5,830	6,072
Intangible assets, net	11,717	11,919
Deposits	97	91

Total other assets	22,782	23,218

Total assets	$74,724	$77,284

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$5,364	$6,965
Deferred revenue	148	159
Current maturities of notes payable	2,779	2,899

Total current liabilities	8,291	10,023

Notes payable, net of current maturities	1,345	1,270

Total liabilities	9,636	11,293

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; authorized 4,500,000, none issued at March
31, 2005 and December 31, 2004	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized, 22,412,724 issued and outstanding at March 31, 2005 and at December 31, 2004, 22,845,847 issued
with 22,345,847 outstanding	224	228
Additional paid-in capital	58,559	59,637
Retained earnings	6,307	7,277
Treasury stock	—	(1,155)
Accumulated other comprehensive income:
Net unrealized gain (loss) on available-for-sale securities	(2)	4

Total stockholders' equity	65,088	65,991

Total liabilities and stockholders' equity	$74,724	$77,284

Terabeam Wireless Announces Financial Results
For Its First Quarter 2005
May 3, 2005

YDI WIRELESS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2005	2004
Revenues	$6,597	$6,017

Cost of goods sold	3,319	3,551

Gross profit	3,278	2,466

Operating expenses:
Selling costs	997	440
General and administrative	2,508	1,727
Research and development	771	492

Total operating expenses	4,276	2,659

Operating income (loss)	(998)	(193)

Other income (expenses):
Interest income	221	24
Interest expense	(66)	(29)
Other income (loss)	(118)	503

Total other income (expenses)	37	498

Income (loss) before income taxes	(961)	305

Benefit (provision) for income taxes	(9)	(2)

Net income (loss)	$(970)	$303

Weighted average shares - basic	22,401,229	14,234,405

EPS, basic	$(0.04)	$0.02

Weighted average shares - diluted	22,401,229	14,793,965

EPS, diluted	$(0.04)	$0.02